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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): December 13, 2001

                                  RESTORAGEN,
                                      INC.
                           (Exact Name of Registrant
                          as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

              000-30493                                    47-0727668
       (Commission File Number)                (IRS Employer Identification No.)

        4130 N.W. 37th Street
             Lincoln, NE                                   68524-1637
(Address of Principal Executive Offices)                   (Zip Code)

                                 (402)470-2100
              (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     1. On December 13, 2001, Restoragen, Inc. (the "Company") entered into a bridge loan agreement (the "Loan Agreement") with Medtronic International, Ltd. and various other lenders named therein (collectively, the "Lenders"). On December 18, 2001, under the terms of the Loan Agreement, the Company received loans (the "Loans") in an aggregate principal amount of $18 million.

     The Loans are evidenced by secured convertible promissory notes (the "Notes") that automatically convert (at the option of the holder into common stock or preferred stock of the Company) upon (i) the occurrence of an initial public offering of common stock that results in gross proceeds to the Company of at least $50 million, (ii) the completion of qualified additional financing (as defined in the Loan Agreement) in an amount equal to $17 million, (iii) the election of the holders of at least 60% of the aggregate principal amount of Loans outstanding at any time or (iv) the proposed prepayment by the Company of some or all of the outstanding principal amount of the Notes. The conversion ratio applicable upon the occurrence of each of the foregoing events is set forth in the Notes, but is generally the lower of $12.50 per share or the lowest per share price at which the Company sells equity after the date of the Notes. The Notes bear interest at a rate of prime plus 3% per annum and mature on the second anniversary of the date of their issuance.

     The Notes are secured by a first priority security interest in (i) the proceeds arising out of the grant of any license rights in any of the Company's intellectual property or other general intangibles and (ii) the Company's intellectual property. Notwithstanding this first priority security interest, the Company may grant licenses to and enter into collaborative agreements with respect to its intellectual property in the ordinary course of business.

     In addition, the Company issued warrants to the Lenders to purchase common stock of the Company at a per share warrant exercise price equal to the lower of $9.00 or the lowest per common equivalent share price at which the Company sells equity after the date of the warrants (the "Warrant Exercise Price"). Each of the Lenders initially received warrants to purchase a number of shares of common stock equal to 50% of the outstanding Loan held by such Lender divided by the Warrant Exercise Price. Commencing with the 90th day after the initial date of issuance of the warrants, the number of shares of common stock into which the warrants are exercisable will increase by an additional 10% of the outstanding Loan held by each Lender divided by the Warrant Exercise Price for each 30-day period in which such Loan continues to remain outstanding and not converted, up to 100% of the outstanding Loan amount divided by the Warrant Exercise Price.

     Under the terms of the Loan Agreement, each of the Lead Investors (as defined in the Loan Agreement) shall be entitled to designate one person as a voting member of the Company's board of directors so long as certain conditions are met.


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     The foregoing description of the agreements and transactions by and among the Company and the Lenders does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements which are filed as exhibits to this Report and are incorporated herein by reference.

     2. Thomas R. Coolidge has stepped down as Chief Executive Officer of the Company. Mr. Coolidge will continue to serve on the Company's Board of Directors as the non-executive Chairman of the Board and will continue to provide services to the Company. Fred W. Wagner, the Company's President, Chief Scientist, Treasurer and a director of the Company has been named interim Chief Executive Officer. The Company has retained a search consulting firm to assist it in locating a permanent Chief Executive Officer.

     In addition, Mr. Grant W. Denison, Jr. and Mr. Stephen W. Jenks have resigned from the Company's board of directors.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     The information set forth in the Exhibits attached hereto is hereby expressly incorporated herein by reference and the response to each item of this report is qualified in its entirety by the provisions of such exhibits.

     Exhibit 10.1 Bridge Loan Agreement, dated as of December 13, 2001, among Restoragen, Inc., Medtronic International, Ltd. and various other lenders.

     Exhibit 10.2   Form of Secured Convertible Promissory Note.

     Exhibit 10.3   Form of Security Agreement.

     Exhibit 10.4   Form of Warrant.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             RESTORAGEN, INC.


Date: December 18, 2001                      By /s/ David S. Walker
                                                --------------------------------
                                                Name:  David S. Walker
                                                Title: Senior Vice President and
                                                       Chief Financial Officer














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                                 EXHIBIT INDEX

EXHIBIT
NUMBER           DESCRIPTION
------------     -----------

Exhibit 10.1 Bridge Loan Agreement, dated as of December 13, 2001, among Restoragen, Inc., Medtronic International, Ltd. and various other lenders.

Exhibit 10.2     Form of Secured Convertible Promissory Note.

Exhibit 10.3     Form of Security Agreement.

Exhibit 10.4     Form of Warrant.